Manufacturing and Supply Agreement

Exhibit 10.34

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Manufacturing and Supply Agreement

Manufacturing and Supply Agreement

MANUFACTURING AND SUPPLY AGREEMENT

THIS MANUFACTURING AND SUPPLY AGREEMENT (the “Agreement”) is made as of the date of last signature (the “Effective Date”)

BY AND BETWEEN:

CHEMOCENTRYX, INC.
850 Maude Avenue, Mountain View, CA 94043

a corporation existing under the laws of the State of Delaware

(“CCX”)

- and -

Vifor Fresenius Medical Care Renal Pharma Ltd.

Rechenstrasse 37, 9014 St. Gallen Switzerland

(“VF”)

WHEREAS CCX is a pharmaceutical company that is commercialising the Product (as defined in the License Agreement) and has licensed VF to conduct studies and commercialize the Product in certain countries pursuant to that certain Collaboration and License Agreement between CCX and VF’s affiliate, Vifor (International) Ltd., dated May 9, 2016 (as amended from time to time, the “License Agreement”). The License Agreement was assigned by Vifor (International) Ltd. to VF on December 30, 2016.

WHEREAS, pursuant to the License Agreement, the Parties agreed to enter into this Agreement to ensure supply of Bulk Drug Product (as defined in this Agreement) for commercialization of the Product in accordance with the License Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), and intending to be legally bound the Parties agree as follows:

Manufacturing and Supply Agreement

ARTICLE 1

STRUCTURE OF AGREEMENT AND INTERPRETATION

1.1	Definitions.

The following terms will, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of these terms will have corresponding meanings:

“Active Pharmaceutical Ingredients” or “API” has the meaning ascribed to it in the License Agreement.

“Affiliate” has the meaning ascribed to it in the License Agreement.

“Annual Forecast” has the meaning specified in Section 5.1(b).

“Annual Product Review Report” means the annual product review report prepared by CCX or an Affiliate of CCX as described in Title 21 of the United States Code of Federal Regulations, Section 211.180(e) and respective EU laws, directives and regulations;

“Applicable Laws” has the meaning ascribed to it in the License Agreement.

“Batch” means a defined quantity of Bulk Drug Product, Manufactured in one process or series of processes, so that it is expected to be homogeneous, in the quantity set out in the Specifications.

“Breach Notice” has the meaning specified in Section 8.2(a).

“Bulk Drug Product” has the meaning ascribed to it in the License Agreement.

“Business Day” has the meaning ascribed to it in the License Agreement.

“cGMPs” means, as applicable, current good manufacturing practices as described in:

(a)	Parts 210 and 211 of Title 21 of the United States’ Code of Federal Regulations;
(b)	EudraLex - Volume 4 Good Manufacturing Practices Guidelines published by the European Commission relating to Directive 2017/1572 (art. 2); and
(c)	Division 2 of Part C of the Food and Drug Regulations (Canada);

“Components” means, collectively, all packaging components, starting materials, excipients, ingredients, and other materials required to manufacture the Bulk Drug Products in accordance with the Specifications, other than the Active Pharmaceutical Ingredients.

“Confidential Information” has the meaning ascribed to it in the License Agreement.

“Continuous Improvements” has the meaning specified in Section 2.2.

“Contract Manufacturing Organization” or “CMO” means CCX’s Third Party manufacturer of the API, Component or Drug Product.

Manufacturing and Supply Agreement

“Costs of Goods” has the meaning ascribed to it in the License Agreement.

“Deficiency Notice” has the meaning specified in Section 6.1(a).

“Delivery Date” means the date scheduled for shipment of Bulk Drug Product under a Firm Order as set forth in Section 5.1(d).

“EMA” means the European Medicines Agency.

“FDA” means the United States Food and Drug Administration.

“Firm Orders” has the meaning specified in Section 5.1(c).

“Governmental Authority” has the meaning ascribed to it in the License Agreement.

“Initial Forecast” has the meaning specified in Section 5.1(b).

“Intellectual Property” includes, without limitation, rights in Patents, Patent applications, formulae, Trademarks, Trademark applications, trade-names, Inventions, copyrights, industrial designs, trade secrets, and Know-how.

“Inventions” means all inventions whether or not patentable, discovered, made, conceived, or conceived and reduced to practice, in the course of activities contemplated by this Agreement.

“Know-how” has the meaning ascribed to it in the License Agreement.

“Late Delivery” has the meaning specified in Section 5.4.

“Long Term Forecast” has the meaning specified in Section 5.1(a).

“MAD” has the meaning specified in Section 6.1(a).

“Manufacture” or “Manufacturing” means, all operations in the scheduling, production, packaging, labeling, warehousing, quality control testing (including as requested all in-process, release and stability testing), release and shipping of the Components, API and Bulk Drug Product performed by CCX qualified CMOs at their Manufacturing Sites in accordance with the Specifications and under the terms of this Agreement and the Quality Agreement for the Components, API and Bulk Drug Product hereunder.

“Manufacturing Services” means all Manufacturing to be carried out by or on behalf of CCX and/or its CMOs.

“Manufacturing Site” means the facility owned and operated by CCX’s CMOs as agreed with VF where the Manufacturing Services will be performed by such CMOs.

“MBR” has the meaning specified in Section 6.1(a).

“Minimum Order Quantity” means the minimum Batch size of a Bulk Drug Product to be produced as set forth on Schedule C.

“Party” means CCX or VF, individually, or collectively as the “Parties”.

Manufacturing and Supply Agreement

“Patents” has the meaning ascribed to it in the License Agreement.

“Product Claims” has the meaning specified in Section 6.3(c).

“Quality Agreement” means the agreement between the Parties that sets out the quality assurance standards for the Manufacturing Services to be performed by CCX or its subcontractors for VF.

“Rampdown Period” has the meaning specified in Section 8.3(a) (iii).

“Recall” has the meaning specified in Section 6.2(a).

“Regulatory Approval” has the meaning ascribed to it in the License Agreement.

“Regulatory Authority” has the meaning ascribed to it in the License Agreement.

“Representatives” means a Party’s directors, officers, employees, advisers, agents, consultants, subcontractors, service partners, professional advisors, or representatives.

“Specifications” means the specifications for Bulk Drug Product supplied under this Agreement along with the set of analytical tests, methods and acceptance criteria applicable (schedule A) thereto, as such specifications may be amended and revised from time to time upon mutual agreement of the Parties in accordance with the terms of this Agreement to obtain or maintain approval of the Finished Product from any Regulatory Authority, including, without any limitation:

(a)	Manufacturing specifications, directions, instructions and packaging processes for the API, Components and Bulk Drug Product;
(b)	Storage requirements for API, Components and Bulk Drug Product;
(c)	All environmental, health and safety information for the API, Components and Bulk Drug Product, including material safety data sheets;
(d)	The drug product composition packaging specifications and shipping requirements for the Bulk Drug Product; and
(e)	The Specifications will include regulatory compliance obligations, as provided in this Agreement and in the Quality Agreement.

“Supply Failure” means any situation where CCX is unable to supply at least seventy-five (75%) of a Firm Order for a period of three (3) months from the applicable Delivery Date.

“Territory” has the meaning ascribed to it in the term “VIT Territory” in the License Agreement.

“Third Party” means any entity other than CCX or VF or any Affiliate of CCX or VF.

“Third Party Rights” means the Intellectual Property of any Third Party.

“Trademarks” has the meaning ascribed to it in the License Agreement.

Manufacturing and Supply Agreement

“Transfer Price” means the transfer price for Bulk Drug Product as set forth in Section 7.3 of the License Agreement.  For clarity, Transfer Price shall, without limitation, include or exclude the items as expressly identified in Schedule B.

“Year” means in the first year of this Agreement, the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter will mean a calendar year.

1.2	Currency.

All monetary amounts expressed in this Agreement are in United States Dollars (USD).

1.3	Sections and Headings.

The division of this Agreement into Articles, Sections, Subsections, an Appendix, Schedules and Exhibits and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section, Appendix, Schedule or Exhibit refers to the specified Section, Appendix, Schedule or Exhibit to this Agreement. In this Agreement, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular part, Section, Appendix, Schedule or Exhibit of this Agreement.

1.4	Singular Terms.

Except as otherwise expressly stated or unless the context otherwise requires, all references to the singular will include the plural and vice versa.

1.5	Schedules and Exhibits.

The Schedules hereto and the following Exhibits are attached to, incorporated in, and form part of this Agreement:

Schedule A-API, Components and Bulk Drug Product Specifications

Schedule B-Transfer Price

Schedule C- Minimum Order Quantity

Schedule D- List of approved CMOs

Schedule E-Technical Dispute Resolutions

Manufacturing and Supply Agreement

ARTICLE 2

CCX MANUFACTURING services

2.1	Manufacturing and Supply Services.

The Parties agree to enter into this Agreement to ensure supply of Bulk Drug Product for commercialization of the Product (as defined in the License Agreement). Manufacturing and Supply of Bulk Drug Product for other purposes such us clinical trials, MAP programs or any other use beyond commercialization shall be agreed by the Parties on case by case basis and will be formalized in a separate agreement.

(a)

Sourcing, Manufacturing and Supply of Bulk Drug Product. CCX shall be responsible for sourcing Components and API, and for the Manufacture and supply to VF of the Bulk Drug Product in a professional manner in full compliance with industry standard and that level of care and skill ordinarily exercised by other professional manufacturers in similar circumstances and in accordance with the Specifications, applicable laws, the Quality Agreement and the terms and conditions of this Agreement, pursuant to individual purchase orders placed by VF. CCX shall use and ensure that its CMO uses the necessary and appropriate machinery and equipment and its personnel shall be adequately selected, trained and monitored for manufacturing and supplying the Bulk Drug Products. In case of any intended change to the equipment used for Manufacturing, the change control process set forth in the Quality Agreement shall be followed. CCX shall provide VF with reasonable opportunities to review and provide comment upon any proposes CMO agreement(s) which CCX shall reasonably execute.

(b)

Subcontractors. CCX shall not be entitled to subcontract any Manufacturing Services hereunder to any subcontractor that is not an approved CMO without VF’s prior written consent. The Quality Agreement sets forth further stipulations to be abided by regarding subcontracting for Manufacturing Services. In any case, CCX remains responsible and fully liable for any acts or omissions of its subcontractors (including any CMO) in accordance with the provisions of Section 7.1 of the License Agreement. For greater certainty, a list of the agreed CMOs on the Effective Date is attached hereto as Schedule D and shall be amended by the Parties from time to time, following discussions at the JMC.

More in particular, if the JMC desires to qualify an additional source for the API, Component or Bulk Product, the Parties shall comply with the provisions of Section 7.1 of the License Agreement and CCX will provide VF with advance notice of any such change and the Parties shall cooperate to address any Regulatory Authority notices or Regulatory Approvals that may be required. CCX will not use such additional source before it is approved by both Parties as set forth in the paragraph above. CCX will promptly advise VF if it or any of its CMOs encounter supply problems, including delays and/or delivery of non-conforming API or Components.

(c)

Further Assistance. CCX shall provide and shall cause any CMO to provide all such assistance, documents and information as VF or any of its Affiliates may reasonably request in connection with obtaining and maintaining Regulatory Approvals regarding the Product with any relevant Regulatory Authorities of any country in the Territory.

Manufacturing and Supply Agreement

(d)

Authorizations and Permits. CCX warrants that it and its CMOs hold throughout the term of this Agreement at its own cost all necessary authorizations, licenses and permits for all activities performed under this Agreement by CCX and its CMOs, respectively, including without limitation with respect to Manufacture of all API, Components and Bulk Drug Products to be sold in the Territory, from the competent Regulatory Authorities, including but not limited to a valid cGMP certificate. CCX shall provide [***] and upon VF’s request all customary confirmations and authorizations that are necessary or useful for the registration and commercialization of the Product by VF.  Without prejudice to any of VF’s other rights under this Agreement, CCX shall inform VF promptly in writing in the event any such authorization is not obtained timely or is withdrawn or otherwise under investigation.

(e)

Quality Control and Quality Assurance. CCX will perform or have its agents perform the quality control and quality assurance testing specified in the Quality Agreement. Batch review and release to VF will be the responsibility of CCX’s quality assurance group.  CCX will perform its Batch review and release responsibilities in accordance with CCX’s and or its CMO’s standard operating procedures, cGMP and the Specifications. Each time CCX ships Bulk Drug Products to VF, it will give VF for each Batch of Bulk Drug Products a certificate of analysis and certificate of compliance (see Batch certificate requirements pursuant to European guideline EMA/INS/MRA/387218) including [***] Bulk Drug Product samples and a statement that the Batch has been manufactured and tested in accordance with Specifications and cGMPs. In the case of major deviations, critical deviations or out-of-Specification (“OOS”) investigations, a copy of the respective reports will be supplied to VF. Copies (e.g. as pdf) of Batch documents are sent to VF upon request or in accordance with the Quality Agreement. VF will have the sole responsibility for the release of Products to the market in the Territory. The form and style of Batch documents, including, but not limited to, Batch production records, lot packaging records, equipment set up control, operating parameters, and data printouts, raw material data, and laboratory notebooks are the exclusive property of CCX or its CMO. VF, as applicable will be permitted to review and comment on the form and style of all Batch documents prior to initiation of Manufacturing Services and will have the right to use the Batch documents as required for any Regulatory filing ascribed to it in the License Agreement or otherwise to meet VF’s obligations under Applicable Law. Specific Bulk Drug Product related information contained in the Batch documents is CCX’s property.

(f)

Stability Testing. CCX will conduct stability testing on the API and Bulk Drug Products in accordance with the protocols set out in the Specifications. CCX will not make any changes to these testing protocols without prior written approval from VF. If a confirmed stability test failure occurs, CCX will notify VF within [***] Business Days, after which CCX and VF will have [***] Business Days to review the documents. CCX will provide VF with an opportunity to review and comment on CCX’s proposed response to its CMOs with respect to a confirmed stability test failure, which CCX shall reasonably consider. CCX and VF will jointly agree on the measures to be undertaken to investigate the cause of the failure, including which Party will bear the cost of the investigation. CCX will not be liable for these costs unless it has failed to perform the Manufacturing and/or the stability testing in accordance with the Specifications and cGMPs. CCX will give VF all stability test data and results promptly upon VF’s request.  Notwithstanding anything to the contrary, taking any regulatory actions into account, CCX shall [***] with respect to the proceedings and methods to be to be undertaken in such investigations, and shall communicate with its CMOs regarding such matters. CCX shall provide to VF a copy of any related correspondence from its CMOs within [***] Business Days after CCX’s receipt thereof.

Manufacturing and Supply Agreement

(g)

Additional Services. If VF requests services other than those contemplated herein (such as qualification of a new packaging configuration or shipping studies, or validation of alternative Batch sizes), CCX will provide a good faith and commercially reasonable written quote of the fee for the additional services and VF will advise CCX whether it wishes to have the additional services performed by CCX. The scope of work and fees will be set forth in a separate agreement signed by the Parties. The terms and conditions of this Agreement will apply to these services.

(h)

Safety Stock. To ensure continuity of supply CCX or its CMO’s will manufacture and store a reasonable quantity of safety stock of the components and API at the Manufacturing Sites (the “Safety Stock”).

(i)

Quality Agreement. The Parties will negotiate in good faith to enter into a Quality Agreement within following three months as the Effective Date, which will govern the quality assurance obligations of the Parties with respect to the Manufacture and supply of the Bulk Drug Product.  In the event of a discrepancy between the provisions of the Quality Agreement and the provisions of this Agreement, the provisions of the Quality Agreement shall control with respect to terms governing quality of the Bulk Drug Product and the provisions of this Agreement shall control with respect to all other terms.

2.2	Continuous Improvement.

CCX will use commercially reasonable efforts to ensure continuous improvements of the processing performance for the Bulk Drug Product at the Manufacturing Site in order to ensure efficient production, thereby generating potential savings that could be shared equally with VF through a reduction in the Transfer Price (“Continuous Improvements”). VF may assist CCX in its activities to generate and develop efficiency improvement and cost reduction ideas, new concepts and measures for implementation at the Manufacturing Site. This assistance may include audits, evaluation of joint engineering practices, new technologies and/or new manufacturing and supply chain management methods. CCX will use commercially reasonable efforts to make available sufficient resources to generate, develop and implement the Continuous Improvements. VF will reimburse CCX the reasonable costs incurred by CCX in carrying out the requested activities if the activities were pre-approved by VF in writing. The Joint Manufacturing Sub-committee (“JMC”) as regulated in the License Agreement will regularly meet and discuss continuous improvement matters. The Parties agree that any of VF’s sub-licensees may participate in the JMC. The Parties will conduct an annual JCM meeting where (i) CCX will inform VF about its annual continuous improvement and best practices goals and strategies in terms of potential savings and any potential reduction in the Transfer Price, and (ii) The Parties will agree on the allocation of costs required in implementing any Continuous Improvement efforts.

ARTICLE 3

VF’S OBLIGATIONS

3.1	Payment

VF will pay CCX for performing the Manufacturing Services according to Article 4.

Manufacturing and Supply Agreement

ARTICLE 4

PAYMENTS

4.1	Pricing.
(a)

Payment. The purchase price charged by CCX for costs associated with the Manufacture of the Bulk Drug Product ordered by VF under this Agreement shall be the Transfer Price. CCX shall determine the Transfer Price in accordance with Section 7.3 of the License Agreement, including GAAP or IFRS, as applicable. Upon delivery of the Bulk Drug Product in accordance with Section 5.4, CCX may invoice VF the Transfer Price for the type and quantity of the Bulk Drug Product delivered.  The Transfer Price payable by VF for the Bulk Drug Product delivered in each Year will be calculated by capsule on the basis of the number of Batches of the Bulk Drug Product forecasted to be manufactured by CCX in such Year, as set forth in VF’s Rolling Forecast submitted [***] pursuant to Section 5.1(b).  On an annual basis, CCX shall determine such Transfer Price and deliver notice thereof to VF by [***].  Such Transfer Price shall take effect and be deemed the Transfer Price for the following Year (commencing January 1 and continuing until December 31 of such Year).  VF shall pay the undisputed amount set forth in each original (i.e., not a copy) invoice delivered by CCX electronically to VF under this Section 4.1 within [***] days of receipt of such invoice. Any term or condition in an invoice or other document furnished by CCX that is inconsistent with the terms and conditions of this Agreement or in addition to the terms and conditions of this Agreement, shall not be binding on VF.

(b)

Reconciliation. On an annual basis and as part of the Transfer Price notice delivered by CCX to VF pursuant to Section 4.1(a), CCX shall perform a reconciliation to determine the actual Transfer Price for the Bulk Drug Product delivered to VF by CCX from [***] (the “Actual Transfer Price”).  Notwithstanding the foregoing, for calendar year 2021, the Actual Transfer Price shall be calculated based on the Bulk Drug Product delivered to VF by CCX from [***] based on the Rolling Forecast submitted by VF on or before [***], pursuant to Section 5.1(b).  If the Transfer Price paid to CCX for the Bulk Drug Products delivered in such time period is less than the Actual Transfer Price for such Bulk Drug Products, the difference between such amounts will be factored in the Transfer Price for the following Year (commencing January 1 and continuing until December 31 of such Year). Likewise, if the Transfer Price payments made to CCX by VF for the Bulk Drug Products delivered in such time period exceeds the Actual Transfer Price for such Bulk Drug Products, the difference between such amounts will be factored in the Transfer Price for the following Year (commencing January 1 and continuing until December 31 of such Year).

For purposes of illustration only, a sample calculation of Transfer Price for the Year 2024 follows:

[***]

[***]

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4.2	Manner of Payment.

All payments to be made under this Agreement shall be made in U.S. dollars by wire transfer of immediately available funds to such U.S. bank account as shall be designated by a Party.  Late payments shall bear interest at the rate provided in Section 4.7.

Manufacturing and Supply Agreement

4.3	Disputed Amounts.

In the event that a Party disputes any amounts payable under this Agreement, such dispute shall be resolved (a) in accordance with Article 6 with respect to non-conforming Product and (b) in accordance with Article 12 with respect to any other dispute.  Pending resolution of such disputes, a Party shall pay any amounts (whether under an invoice or otherwise) that are not in dispute.  Upon resolution of any such dispute in favor of a Party, the other Party shall pay all remaining amounts owing under this Agreement within [***] Business Days after such resolution.

4.4	Taxes.
(a)

Cooperation and Coordination.  The Parties acknowledge and agree that it is their mutual objective and intent to appropriately calculate and minimize, to the extent feasible and legal, taxes payable with respect to any payments under this Agreement and that they shall use commercially reasonable efforts to cooperate and coordinate with each other to achieve such objective.  Without limiting the generality of the foregoing, the Parties shall use  commercially reasonable efforts to cooperate and coordinate with each other in completing and filing documents required under the provisions of any Applicable Laws (including treaties) in connection with the making of any required tax payment or withholding payment, in connection with a claim of exemption from, or entitlement to, a reduced or zero rate of withholding or in connection with any claim to a refund of or credit for any such payment.

(b)

Payment of Tax.  All payments made by VF to CCX pursuant to this Agreement shall be made without reduction for any taxes, charges or remittance fees.  If Applicable Laws require that taxes be deducted and withheld from a payment made pursuant to this Agreement, the remitting Party shall (a) deduct those taxes from the payment; (b) pay the taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of payment to the other Party promptly following that payment.  VF shall be responsible for the payment of any taxes (including VAT, sales and use taxes and excluding income or franchise taxes), customs and excise duties incurred by VF with respect to the sale or importation of the Product by VF in the Territory.

(c)

Tax Residence Certificate. A Party receiving a payment pursuant to this Agreement shall provide the remitting Party appropriate certification from relevant governmental authorities that such Party is a tax resident of that jurisdiction, if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a Party.  Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

(d)

Assessment. Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any governmental authority for any taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by Applicable Laws.  The Parties shall cooperate with each other in any protest or refund by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest or refund.

4.5	Records.

CCX shall keep, and, subject to the terms of the applicable agreement between CCX and a CMO, shall cause each of its CMOs to keep, full, true, and accurate books of accounting containing all particulars that may be necessary for the purpose of calculating the payments payable to CCX in accordance with GAAP or IFRS, as applicable, under this Article 4, for a period of [***] years after the calendar year in which the Bulk Drug Product was delivered, in sufficient detail to permit VF to confirm the accuracy of any payments paid hereunder.

Manufacturing and Supply Agreement

4.6	Financial-Audit Rights.

During the term of this Agreement and for a period of [***] years thereafter, at the request and expense of VF, subject to the terms of the applicable agreement between CCX and a CMO, CCX shall permit an independent, certified public accountant of nationally recognized standing appointed by VF, and reasonably acceptable to CCX, during normal business hours and upon not less than [***] Business Days prior notice and in compliance with the audit limitations of any CMO agreement, but in no case more than [***] per calendar year, to examine such records of CCX as may be necessary for the sole purpose of verifying the calculation and reporting of the payments payable under this Agreement for any period within the preceding [***] calendar years. Results of any such examination shall be made available to both VF and CCX.  Such accountant shall disclose to VF only the amounts which the accountant believes to be due and payable hereunder to VF or due and payable to CCX, and any information reasonably necessary for VF to evaluate any discrepancy from the amount paid and the amount due, and shall disclose no other information revealed in such audit.  Any and all records examined by such accountant shall be deemed CCX’s Confidential Information, which may not be disclosed by such accountant to any Third Party. If, as a result of any inspection of the books and records of CCX, it is shown that payments made by VF under this Agreement were more than the amount that should have been made, then CCX shall promptly refund any amount required to eliminate any discrepancy revealed by said inspection, such refund to occur in any event within [***] days after notice thereof.  If, as a result of any inspection of the books and records of CCX, it is shown that payments made by VF under this Agreement were less than the amount that should have been made, then VF shall promptly pay to CCX the difference between the amount actually paid and the amount that should have been paid within [***] days after the conclusion of such inspection.  VF shall pay for such audits, except that in the event that CCX overcharged such payments by more than [***] during the period in question as per the audit, CCX shall pay the reasonable costs of the audit.

4.7	Interest.

Without limiting any other rights or remedies available to CCX, VF shall pay CCX interest on any payments that are not paid on the date such payments are due under this Agreement at a rate equal to the lesser of (a) the [***] or (b) the highest rate permitted under the Applicable Law.

ARTICLE 5

ORDERS, SHIPMENT, INVOICING, PAYMENT

5.1	Orders and Forecasts.
(a)

Long Term Forecast. Promptly after the execution of this Agreement, VF will give CCX a non-binding three-year forecast of VF’s volume requirements for the Bulk Drug Product for each Year during the term of this Agreement (the “Long Term Forecast”).  The Long Term Forecast will thereafter be updated each Year on [***].  If CCX is unable to accommodate any portion of the Long Term Forecast, it will notify VF within [***] days of receiving the Long term Forecast or any update and the Parties will agree on any revisions to the forecast.

(b)

Rolling 18 Month Forecast.  Promptly after the execution of this Agreement, VF will give CCX a written 18-month forecast of the volume of Bulk Drug Product that VF expects to order in the first 18 months of commercial manufacture of the Bulk Drug Product (the “Initial Forecast”). On a rolling monthly basis during the term of this Agreement, VF will issue an updated 18 month forecast on or before the first day of each month (the Initial Forecast and each updated 18 month forecast are a “Rolling Forecast”). Each Rolling Forecast after the Initial Forecast will start on the first day of the month immediately following the date on which the Annual Forecast is to be provided. This forecast will then be updated by

Manufacturing and Supply Agreement

VF once every month on a rolling forward basis. These forecasts should be reasonably consistent with the Long Term Forecast. The Rolling Forecast for the first [***] months following the date of forecast shall be firm and binding on VF and CCX (the “Binding Period”) and will be covered by Firm Orders. The quantities projected in the Rolling Forecast for the following [***] months are non-binding, good faith estimates; provided that the forecast for the seventh through ninth month (the “Semi Flexible Period”) may only be modified within the range of [***]  from month to month during the Semi Flexible Period.

The Rolling 18 Month Forecast will be binding on both parties, as follows:

(i)	the Bulk Drug Product volumes ordered by Firm Orders during the first [***] months of the then-current Rolling Forecast may only be changed by written agreement between the Parties; and
(ii)	the Semi Flexible Period of the then-current Rolling Forecast may only be modified within the range of [***] from month to month.
(c)	Firm Orders.
(i)

Concurrent with the delivery of the then-current Rolling Forecast, VF will issue a new firm written order in the form of a purchase order (specifying the Delivery Date or Delivery Dates that are at least [***] days after the date of the respective purchase order) (“Firm Order”) for deliveries of the Bulk Drug Products to VF, ensuring that CCX always has at least [***] days lead-time to deliver Bulk Drug Product to VF. When accepted by CCX as specified below, such Firm Order for CCX to Manufacture and deliver the agreed quantity of the Bulk Drug Products. In case of first launch, at least [***] calendar days prior to the requested initial Shipping Date of Bulk Product or as soon as practicable after the Effective Date of this Agreement, VF shall place an initial purchase order. CCXI will confirm receipt of such request and will use commercially reasonable efforts to accept and fulfill such purchase order.

(ii)

Firm Orders submitted to CCX will specify VF’s purchase order number, quantities by Bulk Drug Product type, Delivery Date, and delivery location. The quantities of Bulk Drug Products ordered and Delivery Dates in those Firm Orders will be firm and binding on VF and CCX (unless rejected under Section 5.1(d)) and may not be reduced by VF or CCX except as expressly permitted in this Agreement. Expedited Firm Orders will be subject to additional fees as agreed in writing by the Parties.

(iii)

If and when VF applies for a tender of Product to a Governmental Authority or if VF prepares for a launch of Product in a country, or if VF requires Product prior to a launch date due to e.g., regulatory requirements as part of a submission, VF shall notify CCXI in writing and provide to CCXI information relating to the anticipated volumes to be supplied under such tender or launch and the timing for deliveries thereunder. In such events, the Parties will discuss in good faith reasonable mechanisms for CCXI to provide supply of Product for such tender or launch The Parties agree that lead times for such orders related to a tender and/or a launch may have shorter lead times than regular orders.

Manufacturing and Supply Agreement

(d)

Acceptance of Firm Order. CCX will accept Firm Orders by sending a written confirmation to VF within [***] Business Days of its receipt of the Firm Order. The confirmation will include the Delivery Date for the Bulk Drug Product ordered. The Delivery Date may be amended by agreement of the Parties. If CCX fails to acknowledge receipt of or reject a Firm Order within the [***] Business Day period, the Firm Order will be considered to have been accepted by CCX. CCX may not reject a Firm Order other than on the basis of (i) a failure by VF to include the information required to be provided in the Firm Order under this Section; or (ii) a Firm Order that imposes requirements that conflict with this Agreement.  CCX will include in any rejection a reasonable explanation of the basis for the rejection.

(e)

API Safety Stock for Bulk Drug Product manufacturing. [***], CCX agrees to use commercially reasonable efforts to hold enough safety stock of API to be able to manufacture at least the amount of Bulk Drug Product for the projected upcoming [***] months. This means in detail that CCX will hold or will make CMO hold enough API  to ensure that CMO is able to manufacture Bulk Drug Product in the amount forecasted with the current Rolling Forecast at all times.

5.2	Minimum Orders.

VF may order Manufacturing Services for whole Batches of Bulk Drug Products only in multiples of the Minimum Order Quantities as set out in Schedule C.

5.3	Delivery and Shipping.
(a)

Delivery of Bulk Drug Products will be made [***] (Incoterms 2010) CCX’s CMO’s warehouse on the Delivery Date, provided that for any transatlantic shipments title, risk of loss or of damage to Bulk Drug Products should remain with CCX until the Bulk Drug Products are [***]. CCX will engage a third party courier to move the Bulk Drug Products from Patheon to the VFMCRP appointed transatlantic carrier. Shipment expenses to be expressly included in Transfer Price. CCX will not be entitled to deliver partial shipments of the Bulk Drug Products unless expressly authorized by VF in writing. With each shipment, CCX will provide the documents as set forth in the Quality Agreement and otherwise as required for shipment.  CCX will provide up to [***] days’ storage in accordance with the applicable Specifications for Bulk Drug Product after release and VF’s receipt of information required for shipment to enable VF to arrange shipping from CCX’s CMO’s warehouse.

(b)

Subject to Section 13.5, and except for shelf life deficiencies resulting from delays attributable to VF or from agreed deviation investigations, CCX will deliver each Bulk Drug Product together with its release certificates with a shelf life of at least [***] of the total shelf life of the Bulk Drug Product.

(c)

If CCX anticipates to be unable to deliver the Bulk Drug Product to VF in accordance with a confirmed Firm Order for whatever reason, CCX will immediately inform VF thereof, and without prejudice to any of VF’s rights under this Agreement, the Parties will agree on the necessary arrangements for minimizing the possible loss and damage which VF may suffer from the delay in delivery. Any deviation from a Delivery Date already set forth in a confirmed Firm Order is subject to VF’s prior approval. If VF provides this approval, VF will have no claims against CCX as a result of the rescheduled Delivery Date. If CCX does not deliver the Bulk Drug Products ordered by means of a confirmed Firm Order (for any reason other than as a result of force majeure event), CCX will promptly notify VF about the reasons for delay.

Manufacturing and Supply Agreement

(d)

Vifor shall accept delivery of Bulk Drug Product provided that the relevant quantity is within [***] of the quantity confirmed in the Firm Order. In case of shortfall, CCX will carry over the shortfall and supply this latter together with the next Firm Order. In case of a supply exceeding [***] of the quantity confirmed in the Firm Order, the Parties will discuss in good faith how to manage the over-delivery.

5.4	Liquidated Damages For Late Delivery.

If CCX is unable to deliver the Bulk Drug Product to VF in accordance with the terms of a Firm Order due to an act or omission by CCX or any of its agents, subcontractors or suppliers (a “Late Delivery”), CCX will, solely to the extent liquidated damages are actually received by CCX from its CMO for Bulk Drug Product, pay to VF its share of such liquidated damages received from such CMO.  As of the Effective Date, CCX’s CMO for Bulk Drug Product is Patheon Pharmaceuticals Inc., and the liquidated damages are as follows:

(a)	If Bulk Drug Product delivery occurs [***] days after the applicable Delivery Date, CCX pays [***];
(b)	If Bulk Drug Product delivery occurs [***] days after the applicable Delivery Date, CCX reimburses to VF [***]% of the cost to VF of the applicable Firm Order;
(c)	If Bulk Drug Product delivery occurs [***] days after the applicable Delivery Date, CCX reimburses to VF [***]% of the cost to VF of the applicable Firm Order;
(d)	If Bulk Drug Product delivery occurs [***] days after the applicable Delivery Date, CCX reimburses to VF [***]% of the cost to VF of the applicable Firm Order;
(e)	If Bulk Drug Product delivery occurs [***] days after the applicable Delivery Date, CCX reimburses to VF [***]% of the cost to VF of the applicable Firm Order; or
(f)	If Bulk Drug Product delivery occurs [***] or more days after the applicable Delivery Date, CCX reimburses to VF [***]% of the cost to VF of the applicable Firm Order;

A Late Delivery will not include any delay in shipment of Bulk Drug Product while CCX is exercising a right of excused performance in accordance with the requirements of Section 13.5.

5.5	Supply Failure; Technology Transfer
(a)

Supply Failure.  If a Supply Failure occurs, the Parties agree to, in accordance with Section 7.1 (Manufacturing Committee) of the License Agreement, [***]. If a second Supply Failure occurs within any [***] year period during the term of this Agreement, (i) such second Supply Failure (and only such supply failure) [***], and (ii) VF shall have the right to have CCX undertake technology transfer of the Manufacturing Services for the Product to a Third Party [***]. Such technology transfer costs will be at CCX’s expense and will be executed in a timely manner and in accordance with industry standards. The rights and obligations under this Section 5.5 (a) shall be subject to the terms and conditions of any applicable CMO agreement(s).

(b)

Backup CMOs.  Upon written request by VF, the Parties shall mutually agree upon and select backup CMO(s) in accordance with the terms of Section 7.1 (Manufacturing Committee) of the License Agreement.  Upon mutual selection of any backup CMO, CCX shall engage such backup CMO(s) and perform technology transfer to qualify such backup CMO(s) as soon as reasonably practicable.  The Parties shall share equally in the costs of such technology transfer to backup CMOs.  For clarity, except as set forth above, [***].

Manufacturing and Supply Agreement

ARTICLE 6

PRODUCT CLAIMS AND RECALLS

6.1	Product Claims
(a)

Product Claims. VF has the right to reject any portion of or all (to the extent reasonable) of any shipment of Bulk Drug Product that was not Manufactured in accordance with the Specifications, the Marketing Authorisation Dossier (“MAD”), Manufacturing Batch record (“MBR”), cGMPs, or Applicable Laws, without invalidating any remainder of the shipment that was not rejected. VF will inspect the Bulk Drug Product manufactured by CCX upon receipt and will give CCX written notice (a “Deficiency Notice”) of all claims for Bulk Drug Product that was not manufactured in accordance with the Specifications, MAD or MBR, cGMPs, or Applicable Laws, within [***] days after VF’s receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Bulk Drug Product, within [***] days after discovery by VF, but not after the expiration date of the Product). Other than with respect to defects not reasonably susceptible to discovery, if VF fails to give CCX the Deficiency Notice within the applicable [***] day period, then the delivery will be considered to have been accepted by VF on the [***]th day after delivery or discovery, as applicable. CCX will have no liability for any deficiency for which it has not received notice within the applicable [***]-day period.

(b)

Determination of Deficiency. Upon receipt of a Deficiency Notice, CCX will have [***] days to advise VF by notice in writing that it disagrees with the contents of the Deficiency Notice. If VF and CCX fail to agree within [***] days after CCX’s notice to VF as to whether any Bulk Drug Product identified in the Deficiency Notice was not Manufactured in accordance with the Specifications, MAD or MBR, cGMPs, or Applicable Laws, the Parties will engage a mutually-acceptable independent Third Party to perform testing and investigation to resolve the deficiency and liability issues.  The Parties agree to accept the independent Third Party’s conclusive determination and identify if any aspect of the Third Party testing and investigation proves inconclusive, executives from both Parties will meet and use good faith efforts to resolve any remaining deficiency and liability issues.  If the JMC is unable to resolve the dispute within [***] days, the dispute will be handled as a technical dispute under Exhibit A.

(c)	Shortages and Price Disputes. Claims for shortages in the amount of Bulk Drug Product shipped by CCX or a Transfer Price dispute will be dealt with by reasonable agreement of the Parties.
6.2	Product Recalls and Returns.
(a)

Records and Notice. CCX, its CMO’s and VF will each maintain records necessary to permit a Recall of any Product delivered to VF or customers of VF. Each Party will promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of the Product or which might result in the Recall or seizure of the Product. Upon receiving this notice or upon this discovery, each Party will confirm which Product batches in its possession or control, as applicable, are likely to be non-conforming and stop making any further shipments of any Product batch in its possession or control that is likely to be non-conforming until a decision has been made whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, will be made and implemented by VF. “Recall” will mean any action (i) by VF to recover title to or possession of quantities of the Product sold or shipped to Third Parties (including, without limitation, the voluntary withdrawal of Product from the market); or (ii) by any Regulatory Authorities to detain or destroy any of the Product. Recall will also include any action by either Party to refrain from selling or shipping quantities of the Product to Third Parties which would be subject to a Recall if sold or shipped.

Manufacturing and Supply Agreement

(b)

Recalls. If (i) any Regulatory Authority issues a directive, order or, following the issuance of a safety warning or alert about a Product, a written request that any Product be Recalled, (ii) a court of competent jurisdiction orders a Recall, or (iii) VF determines that any Product should be Recalled or that a “Dear Doctor” letter is required relating the restrictions on the use of any Product, CCX will co-operate as reasonably required by VF, having regard to all applicable laws and regulations.

(c)	Product Returns. VF will have the responsibility for handling customer returns of the Product. CCX will give VF any assistance that VF may reasonably require to handle the returns.
(d)

Recall Expenses. All expenses related to a Product Recall shall be borne by the Party responsible for the defect(s) or issue(s) that resulted in such Recall. To the extent both Parties bear responsibility for such Recall, then each Party shall pay its pro-rata portion of such Product Recall expenses.  In the event of a dispute regarding allocation of responsibility between the Parties under this Section 6.2(d), the Parties shall submit such dispute for resolution in a manner consistent with Section 6.1(b) (Determination of Deficiency).

6.3	CCX’s Responsibility for Defective and Recalled Products.
(a)

Defective Product. If VF rejects Bulk Drug Product under Section 6.1 and the deficiency is determined to have arisen from CCX’s failure to provide the Manufacturing Services in accordance with the Specifications, cGMPs or Applicable Laws, CCX will [***] for the defective Bulk Drug Product. If VF previously paid for the defective Bulk Drug Product, CCX will promptly, [***], either: (i) replace the Bulk Drug Product with conforming Bulk Drug Product within the following [***] months, as of rejection by VF, without VF being liable for payment therefor under Section 3.1. or (ii) [***].

(b)

Recalled Product. If a Recall or return results from, or arises out of, a failure by CCX to perform the Manufacturing Services in accordance with the agreed Specifications, cGMPs, or Applicable Laws, CCX will be responsible for the [***].

(c)

Except as set forth in Sections 6.3 (a) and (b) above and Sections 6.4 and 6.5 below, CCX will not be liable to VF nor have any responsibility to VF for any deficiencies in, or other liabilities associated with, any Bulk Drug Product manufactured by it (collectively, “Product Claims”) to the extent the Product Claim (i) [***], (ii) [***], (iii) [***], or (iv) [***].

(d)	Notwithstanding anything to the contrary in this Agreement, CCX will only be required to [***] to the extent [***] in accordance with the terms of this Agreement.
6.4	Disposition of Defective or Recalled Products.

VF will not dispose of any damaged, defective, returned, or recalled Bulk Drug Products or Products for which it intends to assert a claim against CCX without CCX’s prior written authorization to do so. Alternatively, CCX may instruct VF within [***] days after determination of the Bulk Drug Products or Products being defective to return the Bulk Drug Products or Products to CCX. CCX will [***]. In all other circumstances, [***].

Manufacturing and Supply Agreement

6.5	Healthcare Provider or Patient Questions and Complaints.

VF will have the sole responsibility for responding to questions and complaints from its customers. Any such questions or complaints received by CCX from VF’s customers, healthcare providers or patients will be promptly referred to VF. Relevant complaints received at VF from VF’s customers will be transmitted to CCX for its assessment / investigation. CCX will investigate the received complaints and send an investigation report within [***] days to VF (for further information of VF’s customers). CCX will co-operate as reasonably required to allow VF to determine the cause of and resolve any questions and complaints. This assistance will include follow-up investigations, including e.g. testing. In addition, CCX will give VF all agreed upon information that will enable VF to respond properly to questions or complaints about Product as set forth in the Quality Agreement. Unless it is determined that the cause of the complaint resulted from a failure by CCX to perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws, all reasonable and demonstrated costs incurred under this Section 6.5 will be borne by VF.

6.6	Sole Remedy.

Except for the indemnity set forth in Section10.3 and subject to any applicable limitations set forth in Sections 10.1 and 10.2, the remedies described in this Article 6 will be VF’s sole remedy in contract, tort, equity or otherwise for any failure by CCX to provide the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws.  This Section 6.6 does not affect the availability of any other remedy that VF may have for CCX’s breach of any of its other obligations under this Agreement.

6.7	Deviations / Change Control.

The detailed process for deviations and change control between CCX and VF is defined in the Quality Agreement. Major or critical deviations must be [***] prior to batch release at CCX.

ARTICLe 7

CO-OPERATION

7.1	Governmental Authorities.

Each Party may, subject any applicable terms in the Quality Agreement, communicate with any Governmental Authority, including but not limited to Governmental Authority responsible for granting Regulatory Approval for the Bulk Drug Products, regarding the Bulk Drug Products if, in the opinion of that Party’s counsel, the communication is necessary to comply with the terms of this Agreement and Section 5 of the License Agreement or the requirements of any law, governmental order or regulation. Unless, in the reasonable opinion of its counsel, there is a legal prohibition against doing so, a Party will permit the other Party to receive copies of all communications from the Governmental Authority pertaining to Manufacturing of the Product.

7.2	Records and Accounting by CCX.

Except as otherwise provided in the Quality Agreement, CCX will keep records of the manufacture, testing, and shipping of the API, Components and Bulk Drug Products, and reference and retention of samples of the API, Components and Bulk Drug Products as are necessary to comply with manufacturing regulatory requirements applicable to CCX, as well as to assist with resolving API, Components and Bulk Drug Product complaints and other similar investigations. Unless otherwise agreed to in the Quality Agreement, copies of the records and samples will be retained for [***] year following the date of API, Components or Bulk Drug Product expiry, or longer if required by law or regulation, following which time VF will be contacted concerning the delivery or destruction of the documents and/or samples of API, Components and Bulk Drug Products. CCX reserves the right to destroy or return to VF, at VF’s sole expense, any document or samples for which the retention period has expired if VF fails to arrange for destruction or return within [***] days of receipt of notice from CCX. CCX is responsible for retention of samples of the API, Components and Bulk Drug Products necessary to comply with the legal/regulatory requirements applicable to VF.

Manufacturing and Supply Agreement

7.3	Audit.

VF may inspect CCX’s or its CMO’s (subject to the terms and conditions of CCX’s CMO agreements) processes, facilities and premises, including reports and records relating to this Agreement during normal business hours and with reasonable advance notice, but a CCX representative shall have the right to be present during the inspection. CCX shall procure the inspection by VF of its CMO’s (subject to the terms and conditions of CCX’s CMO agreements).

7.4	cGMP-type Audit.

Subject to the terms and conditions of CCX’s CMO agreements, CCX will arrange to give VF, together with CCX, reasonable access at agreed times to the areas of the Manufacturing Site in which the API, Components, Bulk Drug Product and Products are manufactured, stored, handled, or shipped to permit VF to verify that the Manufacturing Services are being performed in accordance with the Specifications, cGMPs, and Applicable Laws. But, with the exception of “for-cause” audits, VF will be limited to [***] cGMP-type audit every [***] per each CMO [***], [***]. The right of access set forth in Sections 7.3 and 7.4 will not include a right to access or audit CCX’s or its CMO’s financial records. This Agreement does not limit or modify VF’s audit rights under the License Agreement. To the extent any CMO audits hereunder require additional costs payable to such CMO under the applicable CMO agreement, [***].

7.5	Inspections.
(a)

PAI Inspections. CCX will support and will ensure CCX’s CMO`s will support all Product Approval Inspections (“PAIs”) of the FDA or any equivalent regulatory inspection for other jurisdictions (where applicable) and provide a copy of the resulting reports to VF [***].

(b)

Notification of Regulatory Inspections. CCX will notify VF within [***] Business Day of receipt of notice of any planned inspection or audit by any Governmental Authority specifically involving the API, Components and Bulk Drug Products and/or the Manufacturing Sites and will notify VF promptly regarding any inspection or audit that is unannounced. CCX will permit VF and VF’s licensees to be present at the Manufacturing Site for these audits and inspections but VF will not be permitted to actively participate in the audit/inspection or onsite responses thereto. CCX will promptly provide to VF copies of any Governmental Authority correspondence relating to Manufacturing hereunder, and more in particular FDA Forms 483, the response to the Form 483 and other notices of inspectional observations, warning letters, untitled letters, GMP compliance inspection notifications/results, GMP certificates and other similar actions and correspondence including from any other Regulatory Authority which could reasonably affect the regulatory status of the API, Components and Bulk Drug Products. CCX will provide VF with copies of all proposed responses to the regulatory actions and correspondence with reasonable time for VF to review prior to submission. CCX will duly consider any VF comments prior to submitting the responses to any governmental agency.

7.6	Reports.

CCX will supply on an annual basis a copy of the Annual Product Review Report (complying with the US APR and EU PQR requirements) which includes all Product data and its control, including release test results, complaint test results, and all deviations or investigations (in manufacturing, testing, and storage), that VF reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that VF is required to file with any Regulatory Authority in the Territory. Due date for the report is [***] months after the review period. Any additional data or report requested by VF beyond the scope of cGMPs and customary national requirements, including Continuous Process Verification data, will be subject to an additional fee at costs to be agreed upon between CCX and VF.

Manufacturing and Supply Agreement

7.7	Regulatory Filings.

The Parties’ responsibilities for carrying out regulatory activities under or in connection with this Agreement shall be as specified in Section 5 of the License Agreement.

ARTICLE 8

TERM AND TERMINATION

8.1	Term.

This Agreement will become effective as of the Effective Date and will continue until the expiration or termination of the License Agreement, unless terminated earlier by one of the Parties in accordance herewith.  Any expiration or termination of this Agreement will have no effect on the Parties’ obligations under the License Agreement.

8.2	Termination.
(a)

Either Party at its sole option may terminate this Agreement upon written notice where the other Party has failed to remedy a material breach of any of its representations, warranties, or other obligations under this Agreement within 45 days following receipt of a written notice (the “Remediation Period”) of the breach from the aggrieved Party that expressly states that it is a notice under this Section 8.2(a) (a “Breach Notice”).

(b)

Either Party may, at its sole option, immediately terminate this Agreement upon written notice, but without prior advance notice, to the other Party if: (i) the other Party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other Party; or (iii) this Agreement is assigned by such other Party for the benefit of creditors.

(c)

VF may terminate this Agreement upon [***] days’ prior written notice if the Product (i) the EMA or PDMA does not approve an application for Regulatory Approval for the Product, or issue a letter indicating that such an application is approvable within [***] years after VF (or its sublicensee) submits such application; (ii) VF (or its sublicensee) withdraws its application for Regulatory Approval for the Product in the E.U. or Japan; (c) VF (or its sublicensee) withdrawns the Product for sale in the E.U. or Japan. But if this occurs, VF must still fulfill all of its obligations under Section 8.3 below.

(d)

Commencing five (5) years after the first Regulatory Approval of the Product, VF may terminate the Agreement without liability (except for its obligations under Section 8.3) upon six months’ prior written notice for any reason.

(e)	This Agreement may be terminated by mutual agreement of the Parties.
(g)	This Agreement may be terminated by either Party in the event that a force majeure event as further described in Article 13.5 lasts [***] months as of its occurrence.
8.3	Obligations on Termination.
(a)	If this Agreement is terminated for any reason, then:
(i)	If the Agreement is terminated (i) by VF, for CCX’s material breach pursuant to Section 8.2(a), (ii) by VF, for CCX insolvency or bankruptcy pursuant to Section

Manufacturing and Supply Agreement

8.2(b), or (c) by either Party for force majeure pursuant to Section 8.2(g), to the extent requested by VF, the Parties will work together to ensure smooth transition of the Manufacturing Services from CCX to VF or a Third Party determined by VF, and CCX will provide VF or a VF designated manufacturer reasonable services, information and instruction on a reasonable time and materials basis regarding the technology, processes and techniques necessary to enable VF or VF’s designated manufacturer to manufacture the Bulk Drug Product;

(ii)

[***], VF will take delivery of and pay for all undelivered Bulk Drug Products that are manufactured and/or packaged in accordance with this Agreement under a Firm Order if the manufacture of the Bulk Drug Product started before termination or expiration of this Agreement, at the Transfer Price in effect at the time the Firm Order was placed;

(iii)

To the extent requested by VF, for [***] months after completion, expiration or termination of this Agreement (the “Rampdown Period”), CCX will continue to provide VF with the applicable Bulk Drug Product in accordance with the terms of this Agreement;

(iv)

[***], VF will purchase, [***] within [***] days after the end of the Rampdown Period, the inventory applicable to the Bulk Drug Products which was purchased, maintained or produced by CCX in contemplation of filling Firm Orders or in accordance with Section 5; and

(v)

[***], VF will satisfy the [***] under CCX’s orders with suppliers of Components, that CCX was not able to mitigate using commercially reasonable efforts (e.g., using Inventory for other purposes or cancelling orders for Components) within [***] month after the end of the Rampdown Period, if the orders were made and not cancelable by CCX in reliance on Firm Orders or in accordance with Section 5.2.

(b)

Any termination or expiration of this Agreement will not affect any outstanding obligations or payments due prior to the completion, termination or expiration, nor will it prejudice any other remedies that the Parties may have under this Agreement. Completion, termination or expiration of this Agreement for any reason will not affect the obligations and responsibilities of the Parties under Articles 4 (with respect to any payments outstanding), 6.6, 8.3, 10, 11, 13.1 and 13.3, all of which survive any completion, termination or expiration.

ARTICLE 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1	Authority.

Each Party covenants, represents, and warrants that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

9.2	CCX Warranties.

CCX covenants, represents, and warrants that:

Manufacturing and Supply Agreement

(a)	It or its CMOs have been granted and will maintain all licenses necessary to perform its obligations hereunder;
(b)

It or its CMOs will perform the Manufacturing Services using an adequate number of skilled, trained and qualified individuals; with due care, skill, judgment and diligence, in a competent, workmanlike manner and in accordance with the Specifications, cGMPs, and Applicable Laws and that level of care and skill ordinarily exercised by other professional manufacturers in similar circumstances;

(c)

The Bulk Drug Products will be manufactured in accordance with cGMP and the Quality Agreement and will meet the Specifications for the duration of the Product shelf life, except to the extent the failure to meet the Specifications is not due to CCX’s fault;

(d)

Any CCX Intellectual Property used by CCX to perform the Manufacturing Services (i) is CCX’s or its Affiliate’s unencumbered property, (ii) may be lawfully used by CCX, and (iii) does not infringe and will not infringe any Third Party Rights;

(e)	It will not in the performance of its obligations under this Agreement use the services of any person it knows is debarred or suspended under 21 U.S.C. §335(a) or (b);
(f)

It does not currently have, and it will not hire, as an officer or an employee any person whom it knows has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Federal Food, Drug, and Cosmetic Act;

(g)

At the time of delivery to VF, the Bulk Drug Product will have been Manufactured, handled and stored using an adequate number of skilled, trained and qualified individuals, with due care, skill, judgment and diligence, in a competent, workmanlike manner and in accordance with Applicable Laws, cGMP, and in compliance with the Specifications (including in compliance with the packing and labeling indications contained therein) and the Quality Agreement and will not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws;

(h)	All documents to be provided to VF in relation with the Manufacturing and the API, Components and Bulk Drug Product are accurate;
(i)	It will convey good and clear title to the Bulk Drug Product supplied hereunder; and
(j)	At the time of delivery to VF, the Bulk Drug Product will be free from interest, lien, encumbrance and any other kind of security.
9.3	Permits.
(a)

VF will be solely responsible for obtaining or maintaining, on a timely basis, any permits or other regulatory approvals for the Products or the Specifications, including, without limitation, all marketing and post-marketing approvals.

(b)

CCX will maintain at all relevant times all governmental permits, licenses, approval, and authorities required to enable it or its CMO to lawfully and properly perform the Manufacturing Services in accordance with this Agreement, the Quality Agreement and cGMP.

9.4	Limited Warranties.

CCX MAKES NO WARRANTY OR CONDITION OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

Manufacturing and Supply Agreement

CCX MAKES NO WARRANTY OR CONDITION OF FITNESS FOR A PARTICULAR PURPOSE NOR ANY WARRANTY OR CONDITION OF MERCHANTABILITY FOR THE BULK DRUG PRODUCTS.

ARTICLE 10

INDEMNITIES

10.1	Consequential and Other Damages.

Except for a breach of Article 11, Section 13.8 or for a Party’s willful misconduct, under no circumstances whatsoever will either Party be liable to the other in contract, tort, negligence, breach of statutory duty, or otherwise for any indirect loss of profits, of production, of anticipated savings, of business, of goodwill, or costs of any other consequential damages. For greater certainty, claims under Articles 10.3 and 10.4 will not limited by this provision.

10.2	Limitation of Liability.
(a)

Defective Product. CCX’s maximum aggregate liability to VF for any obligation to (i) refund, offset or replace any defective Product under Section 6.3(a) or (ii) replace any recalled Products under Section 6.3(b), will not exceed [***] for the defective or recalled Product as applicable. This Section 10.2(a) will not be subject to Section 10.2(b). For clarity, any CCX liability for VF’s out of pocket expenses of a Recall or Product return under Section 6.3(b) will be subject to Section 10.2(b) and not this Section 10.2(a).

(b)

Maximum Liability. [***], CCX’s maximum liability to VF under this Agreement for any reason whatsoever, including, without limitation, any liability arising under Section 6.3(b) relating to the expenses of a Recall or Product return or Section 2.2 of this Agreement or resulting from any and all breaches of its representations, warranties, or any other obligations under this Agreement will not exceed the greater of (i) [***], (ii) [***], and (iii) [***].

10.3	Indemnification by CCX.

CCX hereby agrees to defend, indemnify and hold harmless VF, VF's Affiliates and any sublicensees and their respective directors, officers, employees and agents (each, a "VF Indemnitee") from and against any and all liabilities, expenses and losses, including reasonable legal expenses and attorneys' fees ("Losses"), to which any VF Indemnitee may become subject as a result of any alleged claim, claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) the use, handling, storage, sale or other disposition of any Bulk Drug Product by CCX or its Affiliates, (b) the negligence or willful misconduct of any CCX Indemnitee, or (c) the breach by CCX of any warranty, representation, covenant or agreement made by CCX in this Agreement; except, in each case (a)-(c), to the extent such Losses arise out of the negligence or willful misconduct of any VF Indemnitee or the material breach by VF of any warranty, representation, covenant or agreement made by VF in this Agreement or the Quality Agreement.

10.4	Indemnification by VF.

VF hereby agrees to defend, indemnify and hold harmless CCX, its Affiliates and their respective directors, officers, employees and agents (each, a "CCX Indemnitee") from and against any and all Losses to which any CCX Indemnitee may become subject as a result of any alleged claim, claim, demand, action or other proceeding by any Third Party to the extent such Losses arise out of: (a) the, use, handling, storage, sale or other disposition of any Product by VF or its Affiliates or sublicensees, (b) the negligence or willful misconduct of any VF Indemnitee, or (c) the breach by VF of any warranty, representation, covenant or

Manufacturing and Supply Agreement

agreement made by VF in this Agreement; except, in each case (a)-(c), to the extent such Losses arise out of the negligence or willful misconduct of any CCX Indemnitee or CCX’s CMO or the material breach by CCX or CCX’s CMO of any warranty, representation, covenant or agreement made by CCX in this Agreement or the Quality Agreement.

10.5	Procedure.

A Party that intends to claim indemnification under this Article 10 (the "Indemnitee") shall promptly notify the indemnifying Party (the "Indemnitor") in writing of any Third Party claim, demand, action or other proceeding (each, a "Claim") in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense or settlement thereof. The Indemnitee may participate at its expense in the Indemnitor's defense of and settlement negotiations for any Claim with counsel of the Indemnitee's own selection. The indemnity arrangement in this Article 12 shall not apply to amounts paid in settlement of any action with respect to a Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 10 if and to the extent the Indemnitor is actually prejudiced thereby. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification.

ARTICLE 11

CONFIDENTIALITY

The provision of Section 13 of the License Agreement “Confidentiality” shall apply in all respects to Confidential Information shared under this Agreement.

ARTICLE 12

DISPUTE RESOLUTION

The provisions of Section 15 of the License Agreement “Dispute Resolution” shall apply to all disputes that arise under this Agreement.

Manufacturing and Supply Agreement

ARTICLE 13

MISCELLANEOUS

13.1	Insurance.

Each Party will maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that Party under this Agreement through the term of this Agreement and for a period of [***] years thereafter. This insurance will have policy limits of not less than (i) $[***] for each occurrence for personal injury or property damage liability (inclusive of any umbrella liability insurance policy); and (ii) $[***] in the aggregate per annum for product and completed operations liability. If requested each Party will give the other a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date, and the limits of liability. Each Party will further provide for a minimum of [***] days’ written notice to the other Party of a cancellation of the insurance except for non-payment of premium. If a Party is unable to maintain the insurance policies required under this Agreement through no fault of its own, then the Party will forthwith notify the other Party in writing and the Parties will in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

13.2	Independent Contractors.

The Parties are independent contractors and this Agreement will not be construed to create between CCX and VF any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners, or any similar relationship, the existence of which is expressly denied by the Parties.

13.3	No Waiver.

Neither Party’s failure to require the other Party to comply with any provision of this Agreement will be deemed a waiver of the provision or any other provision of this Agreement.

13.4	Assignment

The provisions of Section 16.5 of the License Agreement shall apply to any proposed assignment of rights or duties under this Agreement.

13.5	Force Majeure.

Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement (other than failure to make payment when due) by reason of any reasonably unforeseeable event beyond such Party's reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, pandemic flu, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities resulting from any of the foregoing conditions or events, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. Notice of a Party's failure or delay in performance due to force majeure must be given to the other Party within [***] days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute.

Manufacturing and Supply Agreement

13.6	Notices.

Any notice, approval, instruction or other written communication required or permitted hereunder will be sufficient if made or given to the other Party by personal delivery or confirmed receipt email or by sending the same by first class mail, postage prepaid to the respective addresses or electronic mail addresses set forth below:

If to CCX:

ChemoCentryx, Inc.
850 Maude Avenue
Mountain View, CA 94043

Attention: [***]

Email address: [***]

With a copy to:

ChemoCentryx, Inc.
850 Maude Avenue
Mountain View, CA 94043

Attention: [***]

Email address: [***]

If to VF

Vifor Fresenius Medical Care Renal Pharma Ltd.

Rechenstrasse 37, 9014 St. Gallen

Attention:  [***]

With a copy to:

Vifor Pharma Management AG

Flughofstrasse 61

8152 ~~_~~Glattbrugg

Attention: [***]

Facsimile: [***]

or to any other addresses or electronic mail addresses given to the other Party in accordance with the terms of this Section 13.6. Notices or written communications made or given by personal delivery, or electronic mail will be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five days after being deposited in the United States, Canada, or European Union mail, postage prepaid or upon receipt, whichever is sooner.

13.7	Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, that determination will not impair or affect the validity, legality, or enforceability of the remaining provisions, because each provision is separate, severable, and distinct.

Manufacturing and Supply Agreement

13.8	Intellectual Property.

Ownership of any and all Inventions conceived or reduced to practice solely by a Party or such Party’s employees, consultants, or contractors (including CMOs) or jointly by the Parties or the Parties’ employees, consultants or contractors (including CMOs) in the course of activities performed under or contemplated by this Agreement, any and all Intellectual Property therein, and any and all Patent applications and Patents resulting therefrom shall be subject to the provisions of Article 10 of the License Agreement.

13.9	Entire Agreement.

This Agreement, together with the License Agreement and the Quality Agreement, constitutes the full, complete, final and integrated agreement between the Parties relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions, or understandings concerning the subject matter hereof. Any modification, amendment, or supplement to this Agreement must be in writing and signed by authorized representatives of both Parties. In case of conflict, the prevailing order of documents will be this Agreement and the Quality Agreement.

13.10	Other Terms.

No terms, provisions or conditions of any purchase order or other business form or written authorization used by VF or CCX will have any effect on the rights, duties, or obligations of the Parties under or otherwise modify this Agreement, regardless of any failure of VF or CCX to object to the terms, provisions, or conditions unless the document specifically refers to this Agreement and is signed by both Parties.

13.11	No Third Party Benefit or Right.

For greater certainty, nothing in this Agreement will confer or be construed as conferring on any third Party any benefit or the right to enforce any express or implied term of this Agreement.

13.12	Execution in Counterparts.

This Agreement may be executed in two or more counterparts, by original, facsimile or “pdf” signature, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.13	Compliance.

The terms of Section 11.2(b) and (c) of the License Agreement shall apply to CCX, its CMOs and VF with respect to all activities under this Agreement.

13.14	Governing Law.

This Agreement and will be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflicts of laws.

[Signature page to follow]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement as of the Effective Date.

Manufacturing and Supply Agreement

CHEMOCENTRYX, INC.

By:	/s/ Thomas Schall
Name:	Thomas Schall
Title:	President, CEO
Date:	2020-10-29

VIFOR FRESENIUS MEDICAL CARE RENAL
PHARMA LTD.

By:	/s/ Roman Bauer
Name:	Roman Bauer
Title:	Head of Global Supply Chain
Date:	29-Okt-20

By:	/s/ Juan Antonio De Lassaletta Fernandez
Name:	Juan Antonio De Lassaletta Fernandez
Title:	Head Legal & Compliance
Date:	29-Oct-20

Manufacturing and Supply Agreement

SCHEDULE A

BULK DRUG PRODUCT SPECIFICATIONS

[***]

SCHEDULE B

TRANSFER PRICE

The following cost items shall be included in the “Cost of Goods” (as such term is defined in the License Agreement) for the Products

[***]

The following cost items shall not be included in the Cost of Goods for the Products:

[***]

SCHEDULE C

Minimum Order Quantity

[***]

SCHEDULE D

LIST OF APPROVED CMOs (including their affiliates)

[***]

Patheon Pharmaceuticals Inc. (2110 East Galbraith Road, Cincinnati, Ohio 45237 USA)

Hovione LLC (40 Lake Drive East Windsor, NJ 08520 USA)

[***]

[***]

[***]

SCHEDULE E

TECHNICAL DISPUTE RESOLUTION

Technical Disputes which cannot be resolved by negotiation as provided in Article 12 will be resolved in the following manner:

1.Appointment of Expert. Within [***] Business Days after a Party requests under Article 12 that an expert be appointed to resolve a Technical Dispute, the Parties will jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the dispute. If the Parties are unable to so agree within the [***] Business Day period, or if there is a disclosure of a conflict by an expert under Paragraph 2 hereof which results in the Parties not confirming the appointment of the expert, then an expert (willing to act in that capacity hereunder) will be appointed by an experienced arbitrator on the roster of the American Arbitration Association.

2.Conflicts of Interest. Any person appointed as an expert will be entitled to act and continue to act as an expert even if at the time of his appointment or at any time before he gives his determination, he has or may have some interest or duty which conflicts or may conflict with his appointment if before accepting the appointment (or as soon as practicable after he becomes aware of the conflict or potential conflict) he fully discloses the interest or duty and the Parties will, after the disclosure, have confirmed his appointment.

3.Not Arbitrator. No expert will be deemed to be an arbitrator and the provisions of the American Arbitration Act or of any other applicable statute (foreign or domestic) and the law relating to arbitration will not apply to the expert or the expert’s determination or the procedure by which the expert reaches his determination under this Schedule E.

4.Procedure. Where an expert is appointed:

(a)

Timing. The expert will be so appointed on condition that (i) he promptly fixes a reasonable time and place for receiving representations, submissions or information from the Parties and that he issues the authorizations to the Parties and any relevant Third Party for the proper conduct of his determination and any hearing and (ii) he renders his decision (with full reasons) within [***] Business Days (or another date as the Parties and the expert may agree) after receipt of all information requested by him under Paragraph 4(b) hereof.

(b)

Disclosure of Evidence. The Parties undertake one to the other to give to any expert all the evidence and information within their respective possession or control as the expert may reasonably consider necessary for determining the matter before him which they will disclose promptly and in any event within [***] Business Days of a written request from the relevant expert to do so.

(c)

Advisors. Each Party may appoint any counsel, consultants and advisors as it feels appropriate to assist the expert in his determination and so as to present their respective cases so that at all times the Parties will co-operate and seek to narrow and limit the issues to be determined.

(d)

Appointment of New Expert. If within the time specified in Paragraph 4(a) above the expert will not have rendered a decision in accordance with his appointment, a new expert may (at the request of either Party) be appointed and the appointment of the existing expert will thereupon cease for the purposes of determining the matter at issue between the Parties except if the existing expert renders his decision with full reasons prior to the appointment of the new expert, then this decision will have effect and the proposed appointment of the new expert will be withdrawn.

(e)	Final and Binding. The determination of the expert will, except for fraud or manifest error, be final and binding upon the Parties.
(f)

Costs. Each Party will bear its own costs for any matter referred to an expert hereunder and, in the absence of express provision in the Agreement to the contrary, the costs and expenses of the expert will be shared equally by the Parties.

For greater certainty, [***] and further that nothing in this Agreement (including this Exhibit A) will remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.